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                                                                      Exhibit 1C

                            LUCENT TECHNOLOGIES INC.

                       Euro-Medium Term Notes, Series ___

                  FORM OF INTERNATIONAL DISTRIBUTION AGREEMENT

                                                            ______________, 199_



[Name of Agents]

[Address]

Ladies and Gentlemen:

             Lucent Technologies Inc., a Delaware corporation (the "Company"), proposes to issue and sell from time to time up to U.S. $________ (or the equivalent thereof in other currencies or currency units) aggregate principal amount of its Euro-Medium Term Notes, Series ___ (the "Notes"), as such amount shall be reduced by the aggregate principal amount issued and sold in the United States in a concurrent offering of its Medium Term Notes, Series ____ (the "Series ___ Notes") and the aggregate principal amount of any other debt securities and the aggregate purchase price of any warrants issued by the Company inside or outside of the United States pursuant to a certain registration statement, discussed in Section II hereof, or otherwise. The Notes are to be issued and sold under an Indenture dated as ________________, 1996 (the "Indenture"), between the Company and __________________ as trustee (the "Trustee"). The Notes, which will be issued in bearer form, including temporary and permanent global form, shall be issued in the currency or currency unit (the "Specified Currency") and shall have the maturity ranges, annual interest rate (whether fixed or floating), redemption provisions, repayment provisions and other terms as set forth in the Prospectus referred to below as it may be supplemented from time to time, including any pricing supplement ("Pricing Supplement").

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                                       2

                                       I.

             Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes (a) directly to investors on its own behalf or (b) through other agents, dealers or underwriters, the Company hereby (i) appoints [AGENTS] (individually an "Agent" and collectively the "Agents") to act as its agents to solicit orders for, and to sell, all or part of the Notes during a period beginning on the date hereof and ending when the Notes have been sold, or such other time as the Company may specify to you in writing, and (ii) agrees that whenever the Company determines to sell Notes directly to either of you as principal for resale to others it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section I(b) hereof.

             (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent, severally and not jointly, will use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

             The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. As soon as practicable, but in any event not later than one business day in the location of each Agent concerned after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

             Unless otherwise agreed between the Company and the Agents, the Company agrees to pay each Agent, as consideration for soliciting the sale of any Notes, a commission in the form of a discount equal to the following percentage of the principal amount of each Note sold by such Agent:

            TERM                                        COMMISSION RATE
            ----                                        ---------------
[From 9 months to 1 year                                     .125%
More than 1 year to 18 months                                .150%
More than 18 months to 2 years                               .200%
More than 2 years to 3 years                                 .250%
More than 3 years to 4 years                                 .350%
More than 4 years to 5 years                                 .450%
More than 5 years to 6 years                                 .500%
More than 6 years to 7 years                                 .550%
More than 7 years to 10 years                                .600%
More than 10 years to 15 years                               .625%
More than 15 years to 20 years                               .700%
More than 20 years to 30 years                               .750%]

Each agent is authorized to solicit offers to purchase Notes only in principal amounts of at least U.S. $25,000 or any amount in excess thereof that is a whole multiple of U.S. $5,000 or, if denominated in a Specified Currency other than U.S. dollars, then the equivalent, at the noon buying rate in New York City for cable transfers of such Specified Currency as certified for customs practices by the Federal Reserve Bank of New York or, in the case of European Currency Units at the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, in either case on the Business Day (as defined in Exhibit B hereto) immediately preceding the trade date for such Notes, of U.S. $25,000

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(rounded down to an integral multiple of 100 units of such Specified Currency)
and any larger amount that is an integral multiple of 1000 units of such Specified Currency. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer received by it to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.

             (b) Purchases as Principal. Each sale of Notes to an Agent, as principal, shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between such Agent and the Company) is herein referred to as a "Terms Agreement". An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes, the currency or currency unit in which such Notes shall be denominated on which interest is to be paid and in which the redemption or repayment price, if any, is to be paid, the rate at which interest will be paid on the Notes, whether such rate of interest shall be fixed or floating and the time and place of delivery of any payment for such Notes (the "Settlement Date"). Such Terms Agreement shall also specify any requirements for opinions of counsel, certificates of the Company and letters from Coopers & Lybrand pursuant to Section III hereof and may also contain additional provisions relating to defaults by underwriters and other provisions relating to termination as may be agreed at the time between the Company and the applicable Agent.

             (c)   Offers and Sales of Notes.

                   (i) Each Agent represents, warrants, covenants and agrees:

                           (A) that except to the extent permitted under U.S.
                   Treasury Regulations Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (1) it has not offered or sold, and during the restricted period will not offer or sell, Notes to a person who is within the United States or its possessions or to a United States person and (2) it has not delivered and will not deliver within the United States or its possessions definitive Notes that are sold during the restricted period;

                           (B) that it has in effect and throughout the
                   restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

                           (C) if it is a United States person, that it is
                   acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes for its own account, it will only do so in accordance with the requirements of U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6);

                           (D) with respect to each of its affiliates that
                   acquires from it Notes for the purpose of offering or selling such Notes during the restricted period, it either (1) repeats and confirms the representations
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                   and agreements contained in clauses (A), (B) and (C) on its behalf or (2) agrees that it will obtain from such affiliate for the benefit of the Company the representations and agreements contained in clauses (A), (B) and (C);

                           (E) that it has not entered and will not enter into
                   any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

             Terms used in this paragraph (c)(i) have the meanings given them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

                   (ii) Each Agent represents and agrees that (A) it has not offered or sold, and will not, for as long as Part III of the Companies Act 1985 remains in force in relation to the Notes, offer or sell in the United Kingdom, by means of any document, any Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; (C) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988; and (D) once the provisions of Part V of the Financial Services Act 1986 comes into force in relation to the Notes, it will not, directly or indirectly issue or cause to be issued in the United Kingdom any advertisement offering the Notes in circumstances which would require (for the avoidance of any contravention of those provisions) a prospectus to have been delivered to the Registrar of Companies in England and Wales.

                   (iii) Each Agent agrees that it will (A) comply with all laws and regulations existing on the date hereof in each jurisdiction in which it shall offer or sell any Notes; (B) use its reasonable best efforts to comply with any changes in applicable laws and regulations, or in the interpretation thereof, and any additional laws and regulations which may become effective in such jurisdictions after the date hereof; and (C) not offer or sell any Notes in any jurisdiction where it has knowledge or, in the exercise of reasonable care, should have knowledge that such action would not be in compliance with the applicable laws thereof. Each Agent understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Agent agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes other than the Prospectus, except in any such case with the express consent of the Company.

                   (iv) Each Agent confirms and represents that it is a dealer actually engaged in the investment banking or securities business and that it is either (A) a member in good standing of the United States National Association of Securities Dealers, Inc. (the "NASD") who agrees to comply with the Rules of Fair Practice of the NASD, or (B) a dealer with its principal place of business located outside the United States and not eligible for membership in the NASD. Each Agent hereby agrees to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD and the NASD's interpretation with respect to free-riding and withholding, and if such Agent is a foreign dealer and not a member of the NASD, it also agrees to comply, as
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                                       5


         though it were a member of the NASD, with the provisions of Sections 24 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers.

                   (v) To the extent permitted by applicable law and subject to paragraphs (ii) and (iii) above, each Agent is authorized to distribute copies of the Prospectus and each amendment or supplement thereto to potential investors in, and purchasers of, Notes and to deliver, or cause to be delivered, copies of the Prospectus and each amendment or supplement thereto to the Luxembourg Stock Exchange, whether or not delivery of the Prospectus or any such amendment or supplement is required by any law, regulation or agreement to be so delivered.

                   (vi) In connection with the distribution of the Notes by an Agent, such Agent, may over-allot and effect transactions in the Notes in any over-the-counter market or otherwise, with a view to stabilizing or maintaining the market prices of the Notes at levels other than those which might otherwise prevail in the open market, but in such event and in relation thereto each Agent will act for itself and not the Company and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by it.

                   (vii) Each Agent agrees to indemnify and hold harmless the Company, the other Agent and each person controlling the Company or such other Agent from and against any and all losses, claims, damages or liabilities arising from any breach by such Agent of any of the foregoing provisions of this Article 1(c).

             (d) Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Euro-Medium Term Notes, Series ___ Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and the Agents. The Company will furnish a copy of the Procedures as from time to time in effect to the Trustee, each authenticating agent and each paying agent designated pursuant to the Indenture and the common depositary as designated by the Company (the "Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL").

             (e) Delivery. The documents required to be delivered by Section III of this Agreement shall be delivered on the date hereof or at such other time as you and the Company may agree upon in writing (each a "time of closing").

             (f) Series Notes. The Company agrees to notify each Agent of sales by the Company of its Series _____ Notes.



                                       II.

             The Company represents and warrants to each Agent that:

                     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. ____) including a prospectus relating to notes and warrants of the Company, including the Notes, which has become effective under the Securities Act of 1933 (the "Act"), and has filed or will file with, or has delivered or will deliver for filing to, the Commission a prospectus supplement specifically relating to the Notes pursuant to
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                                       6


         Rule 424 under the Act. The term "Registration Statement" means such registration statement as amended to the date hereof, together with such prospectus supplement, as amended to the date hereof. The term "Basic Prospectus" means the prospectus, as amended, included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to the Notes, as filed with, or delivered for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means any preliminary prospectus supplement specifically relating to the Notes together with the Basic Prospectus. As used herein, Registration Statement, Basic Prospectus, Prospectus, and preliminary prospectus shall include in each case the material, if any, incorporated by reference therein.

                     (b) (i) Each part of the Registration Statement relating to the Notes, filed with the Commission pursuant to the Act, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
         (ii) each Prospectus, if any, relating to any Notes, filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Trust Indenture Act and the applicable rules and, regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

                     (c) Each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), together with the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act, instructions, rules and regulations.

                     (d) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder.

                     (e) Neither the issuance or sale of the Notes nor the consummation of any other of the transactions contemplated in this Agreement nor the fulfillment of the terms of this Agreement will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body,
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                                       7


         administrative agency or other governmental body having jurisdiction over the Company or its properties.


                                      III.

             The obligations of each Agent hereunder are subject to the following conditions:

                     (a) At the time of closing and at each Settlement Date with respect to any Terms Agreement, the Indenture shall be qualified under the Trust Indenture Act and no stop order suspending the effectiveness of the Registration Statement as amended from time to time shall be in effect, no proceedings for that purpose shall be pending before, or threatened by, the Commission, and at the time of closing each Agent shall have received, and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, the Agent which is a party thereto shall have received, a certificate, dated the time of closing or such applicable Settlement Date and signed by a Vice President or the Treasurer of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission.

                     (b) At or prior to the time of closing each Agent shall have received, and at each Settlement Date with respect to any Terms Agreement if called for by such Terms Agreement, the Agent which is a party thereto shall have received, from counsel for the Company an opinion, satisfactory to ___________________________, your counsel, to the effect that:

                   (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

                   (ii) the Company is duly qualified to transact the business in which it is engaged, as set forth in the Prospectus, in each state in which it operates;

                   (iii) the Indenture has been duly executed and delivered pursuant to due authorization by appropriate corporate action, is a valid and binding agreement in accordance with its terms and has been duly qualified under the Trust Indenture Act;

                   (iv) the Notes, when duly executed and authenticated pursuant to the Indenture and delivered to and paid for by the purchasers thereof in accordance with the provisions hereof, will be legal, valid and binding obligations of the Company in accordance with their terms;

                   (v) this Agreement (and, if the opinion is being given on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered on behalf of the Company and is valid and binding on the Company except as rights to indemnification and contribution hereunder may be limited under applicable law;

                   (vi) no consent, approval, authorization or other order of any regulatory authority (other than the order which has been entered by the Commission) is legally required for the issuance and sale of the Notes to you pursuant to the terms of this Agreement except such as may be required by the Luxembourg

         Stock Exchange or under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                   (vii) except as to financial statements and schedules contained therein, which such opinion need not pass upon, (A) each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) each part of the Registration Statement filed with the Commission, when it became effective, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (C) the Registration Statement and the Prospectus as amended or supplemented, if applicable, comply and at the date of this Agreement complied, as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

                   (viii) the opinions of counsel expressed or referred to under "Taxation" in the Prospectus are confirmed as correct.

                     (c) At or prior to the time of closing each Agent shall have received, and at each Settlement Date with respect to any Term Agreement, if called for by such Terms Agreement, the Agent which is a party thereto shall have received, from ___________________________ an opinion to the effect specified in clauses (iii) through (v), and
         (vii)(B) and (C) of paragraph (b) above.

                     (d) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, at the time of closing and at each Settlement Date with respect to any Terms Agreement, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus; the representations and warranties of the Company herein shall be true at the time of closing and at each Settlement Date with respect to any Terms Agreement; the Company shall not have failed, at or prior to the time of closing or such applicable Settlement Date, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and each Agent shall have received at the time of closing, and the Agent which is a party to any Terms Agreement shall have received at each Settlement Date with respect to any such Terms Agreement, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President or the Treasurer of the Company.

                     (e) At or prior to the time of closing each Agent shall have received, and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement the Agent which is party thereto shall have received, executed copies of a letter from Coopers & Lybrand addressed to the Company and to each Agent, if delivered at the time of closing, or to the Company and the applicable Agent if delivered in connection with any Terms Agreement, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained in or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations of the Commission thereunder; and (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, if any, contained in or incorporated by refer-

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                                       9


         ence as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or long or intermediate term debt of the Company, or any decrease in net assets, from the date of the latest balance sheet which is contained in or incorporated by reference in the Registration Statement as aforesaid to a date not more than five days prior to the date of such letter, or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, income before interest deductions or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided, that with respect to any of the items specified in clause (iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further, that the letter may vary from the requirements specified in this subparagraph in such manner as may be acceptable to each Agent if delivered at the time of closing or the applicable Agent if delivered in connection with a Terms Agreement.

                   In case, at the time of closing, and at each Settlement Date with respect to any Terms Agreement, any of the condition specified above in this Article III shall not have been fulfilled, this Agreement may be terminated by the Agents if such failure occurs at the time of closing, or by the applicable agent, if such failure occurs at a Settlement Date with respect to any Terms Agreement, in each case by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except as may be provided in Section VI.

             (f) To the extent provided in Section V(e), the Notes shall have been listed on the Luxembourg Stock Exchange.


                                       IV.

             The obligation of the Company to deliver the Notes upon payment therefor shall be subject to the following conditions: at the time of closing, and at each Settlement Date with respect to any Terms Agreement, the Indenture shall be qualified under the Trust Indenture Act and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for the purpose shall then be pending before, or threatened by, the Commission.

             In case the conditions specified above in this Article IV shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Agents, if such failure occurs at the time of closing, or to the applicable Agent, if such failure occurs at a Settlement Date with respect to any Terms Agreement.

             Any such termination shall be without liability of any party to any other party.


                                       V.

             In further consideration of your agreements herein contained with respect to any Notes, the Company covenants and agrees as follows:

                     (a) To furnish each of you, without charge, as many copies of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, relating to such Notes, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act which are deemed to be incorporated by reference in the Prospectus.

                     (b) To advise each of you promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use its best efforts to prevent the issuance of any such stop order, and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

                     (c) Not to file any amendment or supplement to the Registration Statement or the Prospectus with respect to the Notes of which you shall not previously have been advised or which shall be disapproved by ___________________________, your counsel, and not to file any document pursuant to the Exchange Act which is deemed to be incorporated by reference in the Prospectus of which ___________________________ shall not previously have been advised.

                     (d) If, during such period after the first date of the public offering of such Notes as in the opinion of ___________________________, your counsel, the Prospectus relating to such Notes is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement such Prospectus in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to each of you, either amendments or supplements to such Prospectus so that the statements in such Prospectus as so amended or supplemented will not, in the light of the circumstances when such Prospectus is delivered to a purchaser, be misleading or so that such Prospectus will comply with law.

                     (e) With respect to the Notes to be offered or sold hereunder through or to such Agent, to use its best efforts to have the Notes approved, by the date on which solicitation of offers to purchase Notes or on which any Terms Agreement is to be executed, for listing on the Luxembourg Stock Exchange subject only to notice of issuance and to delivery to such Exchange of Prospectuses as amended or supplemented to reflect the terms of each issuance of Notes, to cause such listing to be continued during the term of such Notes and to furnish to such Exchange all documents, information and undertakings that may be reasonably necessary in order to effect or continue such listing; provided, however, that if the Company can no longer reasonably maintain such listing on the Luxembourg Stock Exchange, it will use its best efforts to obtain and maintain the quotation for, or listing of, the Notes on such other stock exchange or exchanges as the Company may decide, with the approval of the Agents.

                     (f) To cause to be made generally available to its security holders as soon as practicable an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and the rules and regulations of the Commission thereunder covering a period of twelve months which shall begin not later than the day of the Company's fiscal quarter next following the effective date (as defined in Rule 158 under the Act) of the Registration Statement with respect to each sale of Notes.

                     (g) To apply the proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" appearing in the Prospectus.

                     (h) Each acceptance by the Company of an offer for the purchase of Notes, and each sale of Notes to the applicable Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or the applicable Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

                     (i) Each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates (excluding any change in the formula by which such interest rate may be determined) or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of the Agent), or if the Company sells Notes to an Agent pursuant to a Terms Agreement, and if so indicated in the applicable Terms Agreement, the Company will deliver or cause to be delivered forthwith to each Agent or, in the case of a sale of Notes pursuant to a Terms Agreement, to the applicable Agent, a certificate of the Company signed by the President, Vice President or the Treasurer of the Company, dated the date of the effectiveness of such amendment or filing or supplement or sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Sections III(a) and (d) that was last furnished to the Agent (either pursuant to Sections III(a) and (d) or pursuant to this Section V(i)) are true and correct, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in Sections III(a) and (d) relating to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such certificates.

                     (j) Each time the Registration Statement or the Prospectus is amended or supplemented, or if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each Agent, or, in the case of a sale of Notes pursuant to a Terms Agreement, to the applicable Agent, a written opinion of counsel of the Company satisfactory to such Agent; provided, however, that such opinion need not be furnished with respect to an amendment or supplement (i) providing solely for a change in the interest rates offered on the Notes (other than a change in the formula by which such interest rate may be determined) or for a change deemed immaterial in the reasonable opinion of such Agent, or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (ii) above, in the reasonable judgment of such Agent, such financial statements or other information are of such a na-ture that an opinion of counsel should be furnished; provided, further that such counsel need not provide an opinion regarding the content of such financial statements. Any such opinion shall be dated the date of such amendment or supplement, in form satisfactory to the Agent to whom such opinion will be delivered, and shall be of the same tenor as the opinion referred to in Section III(b) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to such Agent may furnish to such Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                     (k) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, or if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause Coopers & Lybrand, its independent public accountants, forthwith to furnish each Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in form satisfactory to the Agents of the same tenor as the letter referred to in Section III(e) with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter.

                     (l) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company substantially similar to the Notes (other than Notes that are to be sold pursuant to such Terms Agreement, the Series [ ] Notes, and commercial paper in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

                     (m) The Company will pay all expenses incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes (including any temporary global Notes or permanent global Notes), (iii) the fees and disbursements of the Company accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities laws and the listing of the Notes on the Luxembourg Stock Exchange, including filing fees of the Luxembourg Stock Exchange or the Luxembourg Monetary Institute, fees of the Listing Agent and the reasonable fees and disbursements of your counsel in connection therewith, (v) the printing and delivery to you in quantities as herein above stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indentures, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any advertising and other out-of-pocket expenses incurred with the approval of the Company, provided, however, that the expenses of any tombstone advertisement shall be paid by the Agents, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (x) any fees charged by rating agencies for the rating of the Notes.

                   The Company shall also reimburse each Agent promptly upon receipt of an invoice from such Agent for the reasonable fees of counsel for such Agent incurred in connection with the offering and sale of the Notes; and further that the Company will indemnify and hold harmless each Agent from any documentary, stamp or similar issue tax and any related interest or penalties on the issue, sale to the Agent or delivery of the Notes (including any temporary global Notes or permanent global Notes) pursuant to this Agreement or on the execution and delivery of this Agreement or any Terms Agreement which are or may be due in the United Kingdom or the United States.


                                       VI.

             (a) The Company agrees to indemnify and hold each Agent, and each person, if any, who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities with respect to the Notes or any other securities of the Company or its subsidiaries arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Notes or the Prospectus (if used within the period set forth in paragraph
(d) of Article V hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to you) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or an behalf of such Agent for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of an Agent (or to the benefit of any person controlling such Agent) on account of any losses, claims, damages or liabilities arising from the sale of Notes to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to such Agent, but without documents incorporated by reference therein or exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Notes to such person.

             (b) Each Agent agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Notes or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or any such preliminary prospectus or the Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of such Agent for use in connection with the preparation thereof.

             (c) The Company and each Agent agree that upon the commencement of any action against it, its directors, its officers who sign the Registration Statement, or any person controlling it as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give writ-ten notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any ouch action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than an account of such indemnity agreement. In case of such notice of any such action, such party or parties shall be so entitled to participate at its or their own expense in the defense of such actions or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree, or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the some counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Agent who is a party to the proceeding or, if more than one Agent is party to the proceedings, by mutual agreement of the Agents, or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by an indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

             (d) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect, primarily, the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes and also to reflect where appropriate the relative fault of the Company on the one hand and of each Agent on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of each Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by each Agent and the parties' relative intent, knowledge, access to Information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this paragraph (d) shall be deemed to include, subject to the limitation set forth above in this Article VI, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes distributed by it were offered to the public exceeds the amount of any damages which such Agent has been required to pay, otherwise than pursuant to this paragraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   The indemnity and contribution agreements contained in this
Article VI and in Article I(c)(vii) and the representations, warranties and agreements of the Company and the Agents in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of any Terms Agreement hereunder, (ii) any investigation made by any Agent or on its behalf or any person controlling any Agent or by or on behalf of the Company, its directors or officers or any person controlling the Company, and (iii) acceptance of and payment for any of the Notes.

             This Agreement and any Terms Agreement hereunder shall inure to the benefit of the Company, its directors, its officers who sign the Registration Statement, each Agent, or in the case of any such Terms Agreement, the applicable Agent and each controlling person referred to in Article VI hereof and their respective successors. Nothing in this Agreement or in any Terms Agreement hereunder is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement hereunder or any provision herein or therein contained. The term "successor" as used in this Agreement or any Terms Agreement hereunder shall not include any purchaser, as such purchaser, of any of the Notes from an Agent.

             The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination, and (z) in any event, this Agreement shall remain in full force and effect insofar as the third paragraph of Article I(a), Article V(f), Article V(m) and Article VI are concerned.

             This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be an original; with the same effect as if the signatures thereto and hereto were upon the same instrument.

             This Agreement and any Terms Agreement hereunder shall be governed by and construed in accordance with the laws of the State of New York.

                                Very truly yours,

                                Lucent Technologies Inc.

                                By
                                  ------------------------------------------
                                  Name:
                                  Title:

Accepted:

[AGENT]


By
  -----------------------------
    Title:

[AGENT]

By
  -----------------------------
    Title:

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 2

                            LUCENT TECHNOLOGIES INC.

                       Euro-Medium Term Notes, Series ___

                                 TERMS AGREEMENT

                                                              ____________, 199_

Lucent Technologies Inc.
Attention:

              Re:    International Distribution Agreement dated ____, 199_

             The undersigned agrees to purchase the following principal amount of your Euro-Medium Term Notes, Series ___:

                  Specified Currency:
                  Principal:
                  Interest:
                  Aggregate Principal Amount. [U.S. $] [other]
                  Price to Public:
                  IF FIXED RATE NOTES:
                           Interest Rate:
                           Maturity:
                  IF FLOATING RATE NOTES:*
                           Base Rate:
                           Initial Interest Rate:
                           Interest Determination Date:
                           Interest Reset Date:
                           Interest Payment Dates:
                           Index Maturity:
                           Maturity:
                           Maximum Interest Rate:
                           Minimum Interest Rate:
                           Spread:
                           Spread Multiplier:
                  Settlement Date and Time:
                  Place of Delivery:
                  Calculation Agent:



___________

* See Prospectus Supplement dated ____________, 199_ for explanation of terms.

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 2



                  Method of and Specified Funds for Payment of Purchase Price:
                  [By certified or official bank check or checks, payable to the order of the Company, in [New York] Clearing House] [immediately available] funds [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds] Provisions relating to underwriter default, if any: Other termination provisions, if any:

             [The certificates referred to in Sections III(a) and (d) of the International Distribution Agreement, the opinion referred to in Sections III(b) and (c) of the International Distribution Agreement and the accountants letter referred to in Section III(e) of the International Distribution Agreement will be required.]

                                                [                     ]



                                             By:
                                                -----------------------

Accepted:
Lucent Technologies Inc.

By:
   -------------------

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 2

                            LUCENT TECHNOLOGIES INC.

                       Euro-Medium Term Notes, Series ___

                                 TERMS AGREEMENT

                                                               ___________, 199_

Lucent Technologies Inc.
Attention:

               Re:   International Distribution Agreement dated _______, 199_

             The undersigned agrees to purchase the following principal amount of your Euro-Medium Term Notes, Series ___:

                  Specified Currency:
                  Principal:
                  Interest:
                  Aggregate Principal Amount. [U.S. $] [other]
                  Price to Public:
                  IF FIXED RATE NOTES:
                           Interest Rate:
                           Maturity:
                  IF FLOATING RATE NOTES:*
                           Base Rate:
                           Initial Interest Rate:
                           Interest Determination Date:
                           Interest Reset Date:
                           Interest Payment Dates:
                           Index Maturity:
                           Maturity:
                           Maximum Interest Rate:
                           Minimum Interest Rate:
                           Spread:
                           Spread Multiplier:
                  Settlement Date and Time:
                  Place of Delivery:
                  Calculation Agent:


___________

* See Prospectus Supplement dated ____________, 199_ for explanation of terms.

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 2

                  Method of and Specified Funds for Payment of Purchase Price:
                  [By certified or official bank check or checks, payable to the order of the Company, in [New York] Clearing House] [immediately available] funds
                  [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]
                  Provisions relating to underwriter default, if any:
                  Other termination provisions, if any:

         [The certificates referred to in Sections III(a) and (d) of the International Distribution Agreement, the opinion referred to in Sections III(b) and (c) of the International Distribution Agreement and the accountants letter referred to in Section III(e) of the International Distribution Agreement will be required.]

                                       [             ]





                                       By:

Accepted:

Lucent Technologies Inc.

By:

                                                                       EXHIBIT B
                                                                    PAGE 1 OF 11

                            Lucent Technologies Inc.

             Euro-Medium Term Notes Series Administrative Procedures

             Euro-Medium Term Notes, Series ___ (the "Notes") are to be offered on a continuous basis by Lucent Technologies Inc. (the "Company"). [AGENTS] as agents (individually an "Agent" and collectively the "Agents"), have agreed to use reasonable best efforts to solicit purchases of the Notes. The Agents will not be obligated to purchase Notes for their own accounts. The Notes are being sold pursuant to an International Distribution Agreement among the Company and each Agent dated __________, 199__ (the "Distribution Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). ___________________________ (the "Trustee") is the trustee under the Indenture covering the Notes (the "Indenture").

             The Trustee will appoint _____________, London Branch as an authenticating agent (the "Authenticating Agent") for the Notes and the Company will appoint __________, London Branch as the Paying Agent for the Notes in London and Banque Generale du Luxembourg, S.A. in Luxembourg as the Paying Agent for Notes in Luxembourg (individually a "Paying Agent"). Morgan Guaranty Trust Company, London or Chase Manhattan Bank, London will be the common depositary (the "Depositary") for the temporary global Notes and the permanent global Notes on behalf of the operator of the Euroclear System ("Euroclear"), and CEDEL S.A. ("CEDEL") and Kredietbank, S.A. Luxembourgeoise as the listing agent (the "Listing Agent") for the Notes. The Listing Agent will coordinate with the Trustee, the Paying Agents and the Agents on a regular basis for purpose of providing the Luxembourg Stock Exchange such information regarding the Notes issued and outstanding as such Exchange may require.

             In the case of purchase of Notes by [AGENTS] as principal, the relevant terms and settlement details related thereto, including the Settlement Date referred to in Section 1(b) of the Distribution Agreement, will be set forth in a Terms Agreement entered into between [AGENTS] and the Company pursuant to the Distribution Agreement.

             Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise each Agent in writing of those persons handling administrative responsibilities ("Designated Persons") with whom such agent is to communicate regarding offers to purchase Notes and the details of their delivery.

             Administrative procedures and specific terms of the offerings are explained below.

  Maturities:                      Each Note will have a maturity from date of
                                   issue of not less than nine months and not more than thirty years.

  Price to Public:                 Each Note will be issued at 100% of principal
                                   amount unless otherwise specified in the applicable Pricing Supplement.

Form of Definitive Note:           The definitive Notes will be issued in bearer
                                   form with interest coupons attached.

Currencies:                        The Notes, and any coupons appertaining
                                   thereto, will be denominated in U.S. dollars or in such other currency or currency unit as specified in the applicable Pricing
                                   Supplement (the "Specified Currency").

                                                                    EXHIBIT B
                                                                    Page 2 of 11


Denominations:                     Definitive Notes will be issued in
                                   denominations of U.S. $5,000 and any integral multiple thereof, or, for Notes not denominated in U.S. dollars, the equivalent in the Specified Currency of U.S. $5,000
                                   (rounded down to an integral multiple of 100 units of the Specified Currency) and any larger amount that is an integral multiple of 1,000 units of such Specified Currency. Any purchaser of Notes must purchase at least
                                   U.S. $25,000 aggregate principal amount of Notes at any one time, or, for Notes not denominated in U.S. dollars, the equivalent in the Specified Currency of U.S. $25,000
                                   (rounded down to an integral multiple of 100 units of the Specified Currency) which requirement the Agent will be responsible for carrying out.

Notes: All Notes will initially be represented by temporary global Notes. Each temporary global Note will be exchangeable into a permanent global Note on the date (the "Exchange Date") which is 40 days after completion of the distribution of the Notes evidenced by such temporary global Note as determined by the applicable Agent and notified to the Trustee, the Company, Euroclear and CEDEL by the applicable Agent, but only upon delivery to the Trustee of a certificate or certificates (each a "Clearing System Certificate") signed by Euroclear or CEDEL, as the case may be, in the form set forth in Appendix 1 hereto with respect to the Notes being exchanged, dated no earlier than the Exchange Date for such Note, such Clearing System Certificate to be based on a certificate or certificates (each a "Final Certification Certificate") in the form set forth in Appendix 2 hereto with respect to each of such Notes, received by Euroclear or Cedel, as the case may be, which Final Certification Certificates must be dated no earlier than 15 days before the Exchange Date and shall be signed by the account holders appearing in its records as entitled to such Notes. The permanent global Note will be exchangeable for definitive Notes, as described below. Any permanent global Note will be so exchangeable commencing on the date which is 30 days after Euroclear or CEDEL on behalf of the beneficial owners of the Notes first requests the Trustee or its agent, the Authenticating Agent, to exchange all or a portion of such permanent global Note for definitive Notes.

                                   Each temporary global Note will be held by the Depositary pending exchange for a permanent global Note, and each permanent global Note will be held by the Depositary pending exchange if necessary for definitive Notes as provided below.

Interest Payments:                 Each Note which is a Fixed Rate Note, as
                                   defined in the Prospectus will bear interest from the date of issue at the annual rate stated on the face thereof, payable annually on April 15 of each year, and at ma-

                                                                    EXHIBIT B
                                                                    PAGE 3 of 11


                                   turity or upon earlier redemption or
                                   repayment and each Note which is a Floating
                                   Rate Note as defined in the Prospectus, will bear interest as determined in the manner set forth on the face thereof, payable on the date or dates set forth on the face thereof.

                                   The date of issue of each Note will be the date of its authentication as provided in the Indenture. The date of authentication of each Note will be the Settlement Date. Except as otherwise agreed to, interest (including payments for partial periods) on Fixed Rate Notes will be calculated on the basis of a 360-day year of twelve 30-day months and interest on Floating Rate Notes will be determined by the Company and the purchaser thereof in accordance with the provisions of the Prospectus.

                                   Interest on definitive Notes will be payable on each Interest Payment Date and at maturity or upon earlier redemption or repayment upon presentation of the applicable coupon; except as otherwise described in the Prospectus, each such presentation of a coupon, and each such payment of interest prior to maturity, shall occur at a paying agent outside the United States. Such payment will be made by check, or, if requested in writing by the bearer of the coupon, by transfer to an account maintained by the payee with a bank located outside the United States.

                                   In the case of interest payable on any
                                   temporary global Note or permanent global
                                   Note, interest will be paid to Euroclear and CEDEL for credit to the accounts of the beneficial owners, provided, however, that interest in respect of any interest payment date on a temporary global Note which has not been exchanged for a permanent global Note as provided above shall not be paid until the occurrence of the earlier of (1) the exchange of such temporary global Note for a permanent global Note in accordance with the procedures set forth above and (2) in the case of an interest payment date occurring between the original issue date for such Note and the Exchange Date, delivery by Euroclear or CEDEL, as the case may be, to the Trustee of a Clearing System Certificate dated no earlier than such interest payment date, such Clearing System Certificate to be based on a Final Certification Certificate or Certificates with respect to such Notes received by Euroclear or Cedel, an the case may be, which Final Certification Certificate(s) must be dated no earlier than 15 days prior to such interest payment date and shall be signed by the account holders appearing in its records as entitled to such Notes.

                                                                    EXHIBIT B
                                                                    PAGE 4 of 11


                                   On the fifth Business Day (as defined below) immediately preceding each Interest Payment Date, the Trustee will advise the Company of the aggregate amount of interest to be paid on the Notes theretofore issued on such Interest Payment Date and the currencies or currency units in which such interest payments are to be made.

                                   The Trustee will provide monthly to the
                                   Company's Treasury Department a list of the principal and interest to be paid on the Notes maturing in the next succeeding month. Subject to the Indenture, the Trustee will assume responsibility for withholding taxes on interest paid as required by law.

Procedures for Posting:            If the Company decides to "post" rates, the
                                   Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Notes that may be sold as a result of the solicitation of offers by the Agents. Once a decision has been reached to set initially the posted rates or to change already posted rates, the Company will promptly advise the Agents to suspend solicitation of offers until the initial or changed "posted" rates have been established.

                                   "Posting" rates shall mean establishing a fixed set of interest rates, or methods of determining such rates, and maturities for an offering period.

Acceptance of Orders:              Unless otherwise agreed, the Company will
                                   have the sole right to accept offers to
                                   purchase Notes. Each Agent will promptly advise the Company of offers to purchase
                                   Notes received by it, and, if the Company has not posted rates, the proposed rate of interest on such Notes. The Company may reject an order in whole or in part. Each
                                   Agent may reject, in its discretion
                                   reasonably exercised, any order received by it in whole or in part.

                                                                    EXHIBIT B
                                                                    PAGE 5 of 11


Preparation of
Pricing Supplement:                If the Company accepts an offer to purchase a
                                   Note it will prepare a Pricing Supplement reflecting the terms of such Note and will, so long as it is a participant in the Commission's EDGAR program, electronically submit a version of such Pricing Supplement complying with the rules of the Commission relating to such program, or, if the Company is no longer a participant in such program, arrange to have ten copies of such Pricing
                                   Supplement filed with, or mailed for filing to, the Commission, in each case no later than the second Business Day following the date such offer is accepted, and will supply a sufficient number of copies thereof to the selling Agent and one copy to the Trustee.
                                   The Company will ensure that copies of the Prospectus Supplement with such Pricing
                                   Supplement will be delivered to the Listing
                                   Agent for delivery to the Luxembourg Stock
                                   Exchange.

                                   The Agent will cause a Prospectus Supplement with such Pricing Supplement to be delivered to the purchaser of the Note.

Confirmation:                      For each offer to purchase a Note solicited
                                   by any Agent and accepted by the Company, such Agent will issue a written confirmation to the purchaser, with a copy to the Company's Treasury Department.

Determination
of Settlement Date:                Unless special arrangements have been made,
                                   all offers solicited by the Agents and
                                   accepted by the Company will be settled on the seventh calendar day next succeeding the date of acceptance, except that, if the seventh calendar day next succeeding the date of acceptance shall not be a Business Day then settlement shall occur on the next succeeding calendar day which is a Business
                                   Day. The day of settlement is referred to herein as the "Settlement Date".

Details for Settlement:            The applicable Agent must communicate the
                                   following information (the "Sale
                                   Information") from the purchaser to a
                                   designated person at the Company by telephone
                                   (confirmed in writing), facsimile
                                   transmission or other acceptable means:

                                    (1)  The applicable Agent's account number
                                         at Euroclear or CEDEL

                                    (2)  Principal Amount of the Note

                                    (3)  Specified Currency

                                    (4)  Interest Rate or Original Issue
                                         Discount

                                    (5)  Issue Price

                                    (6)  Trade Date

                                    (7)  Settlement Date

                                                                    EXHIBIT B
                                                                    PAGE 6 of 11


                                    (8)  Maturity Date

                                    (9)  Net proceeds to the Company

                                    (10) Denomination

                                    (11) Presenting Agent's Commission

                                    (12) Base Rate

                                    (13) Initial Interest Rate

                                    (14) Interest Determination Dates

                                    (15) Interest Reset Period

                                    (16) Interest Reset Dates

                                    (17) Interest Payment Periods and Dates

                                    (18) Spread or Spread Multiplier

                                    (19) Index Maturity

                                    (20) Maximum Interest Rate

                                    (21) Minimum Interest Rate

                                    (22) Calculation Agent

                                    (23) Redemption Provisions, if any

                                    (24) Repayment Provisions, if any

                                    (25) Exchange Date

                                    (26) All other items specified in any
                                         particular Note

                                   After receiving the Sale Information from the Agent, and, after recording the Sale Information and any necessary calculations, the Company will communicate such Sale Information by telephone (confirmed in writing), facsimile transmission or other acceptable means (which may include a facsimile transmission of the Pricing Supplement), to the Trustee, its agent, the Authenticating Agent, the Listing Agent and the Depositary. The Authenticating Agent will communicate the Sale Information to the Listing Agent, Euroclear and CEDEL. The Authenticating Agent will request Euroclear and CEDEL for a security code number. Euroclear and CEDEL will assign a security code number which the Authenticating Agent will obtain and provide to the Agent.

Settlement:                        The Company will give to the Trustee, and to
                                   its agent, the Authenticating Agent, such instructions as have been agreed upon and as will enable then to take the steps to be taken by them, as described below, by the times required below.

                                   For each settlement, the following shall occur:

                                                                    EXHIBIT B
                                                                    PAGE 7 of 11


                                   (a)  Prior to the Settlement Date, the
                                        Trustee or the Authenticating Agent will promptly complete the temporary global
                                        Note in accordance with instructions
                                        from the Company to reflect the terms
                                        agreed upon between the purchaser and
                                        the Company. The Authenticating Agent
                                        will authenticate such temporary global
                                        Note and will deliver such temporary
                                        global Note to the Depositary one
                                        Business Day prior to the Settlement
                                        Date;

                                   (b)  Upon receipt of the temporary global
                                        Note, the Depositary will confirm
                                        receipt of the temporary global Note to
                                        Euroclear and CEDEL;

                                   (c)  On the Settlement Date, the Depositary
                                        credits the temporary global Note to the account of ___________, London Branch as Issuing Agent (the "Issuing Agent") at Euroclear or CEDEL. Interests in the temporary global Note will be credited to the accounts of investors against payment via book entry at Euroclear or CEDEL in accordance with instructions received from the Issuing Agent.

                                        If payment to the Issuer is to be made
                                        in U.S. dollars, Canadian dollars, ECU
                                        or Belgian Francs, the Issuing Agent
                                        will give payment instructions in favor
                                        of the Issuer to Euroclear or CEDEL by
                                        4:00 P.M. on the day prior to the
                                        Settlement Date.

                                        If payment to the Issuer is to be made
                                        in a currency other than U.S. Dollars,
                                        Canadian Dollars, ECU or Belgian Francs, the Issuing Agent will give payment instructions in favor of the Issuer to Euroclear or CEDEL prior to 10:00 A.M. on the day prior to the Settlement Date.

                                   On or before settlement, the Listing Agent will notify the Company and the applicable Agent of the effective date of the listing of such Notes.

Delivery of
Definitive Notes:                  Prior to the first Settlement Date for any
                                   Notes, the Company will deliver to the
                                   Authenticating Agent duly executed temporary global Notes in blank, and 40 days thereafter, permanent global Notes in blank in the quantities requested by the Trustee

                                   If at any time the holder of any permanent global Note requests Euroclear or CEDEL to exchange all or a portion of such permanent global Note for definitive Notes, Euroclear or CEDEL will inform the Trustee of such request and the Trustee will promptly transmit such request to the Company. The Company shall arrange for the printing of such definitive Notes.

                                                                    EXHIBIT B
                                                                    PAGE 8 of 11


                                   The Company will as soon as practicable
                                   deliver to the Authenticating Agent via the Trustee definitive Notes to be delivered in exchange for all or a portion of such permanent global Note.

                                   On or prior to the applicable Exchange Date, the Authenticating Agent will authenticate the definitive Notes and hold them for delivery.

Fails: In the event that a purchaser shall fail to make payment for its interest in a Note on the Settlement Date, the Agent will forthwith notify the Trustee, the Authenticating Agent and the Company's Treasury Department by telephone (confirmed in writing) or by facsimile transmission. The Authenticating Agent will promptly notify the Depositary and Euroclear and CEDEL. The Agent will immediately cause the temporary global Note representing the Note in respect of which the failure occurred to be returned to the Authenticating Agent. If funds have been advanced for the purchase of such portion of the temporary global Note, the Company will, immediately upon receipt by the Authenticating Agent of the temporary global Note, credit the account of or return such funds to the applicable Agent for that portion of the temporary global Note that relates to the sale credited to the account of Euroclear or CEDEL on behalf of the purchaser. Such credits or returns will be made on the Settlement Date if possible and, in any event, not later than the Business Day following the Settlement Date. If such failure shall have occurred for any reason other than default by the applicable Agent in the performance of its obligations under the Distribution Agreement, the Company will reimburse the applicable Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.

                                   Immediately upon receipt of the temporary global Note representing the Note in respect of which the failure occurred, the Authenticating Agent will (i) if the temporary global Note represents only the
                                   Note in respect of which the failure occurred cancel the Note, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the certificate, and
                                   (ii) if the temporary global Note represents a Note or Notes in addition to the Note in respect of which the failure occurred, reduce the amount of such temporary global Note by the amount of the Note in respect of which the failure occurred.

Principal Payments:                At maturity or upon redemption or repayment,
                                   the principal amount of each definitive Note together with any accrued, but unpaid, interest will be payable in immediately available funds provided that the Paying
                                   Agent receives the Note, and appropriate information in time to make payments in such funds in accordance with its normal procedures. Notes presented to the paying

                                                                    EXHIBIT B
                                                                    PAGE 9 of 11


                                   agent or the Trustee will be canceled and disposed of by the Trustee.

Procedure for Rate Changes:        When a decision has been reached to change
                                   the interest rates of Notes being sold by the Company, the Company will promptly inform each Agent. Each Agent will advise the Company with respect to the changed rates.
                                   See Administrative Procedures, "Acceptance of
                                   Orders."

Suspension of Solicitation;
Amendment or Supplement:           The Company may instruct the Agents to
                                   suspend solicitation of purchases at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that solicitation of purchases may be resumed.

                                   If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and the Trustee and will furnish the Agents and the Trustee with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Company will file with the Commission any supplement to the Prospectus relating to the Notes including any supplement which provides solely for a change in the interest rates offered on the Notes, provide the Agents with sufficient quantities of copies of any supplement within a reasonable time prior to the earlier of the delivery of written confirmation of the sale of Notes or the delivery of Notes to any purchaser thereof, and confirm to the Agents that such supplement has been filed with the Commission.

                                   In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:            Each Agent shall, for each Note order
                                   received by it, deliver a copy of the
                                   Prospectus as most recently amended or
                                   supplemented (including the Pricing
                                   Supplement relating to such Note) with the earlier of the delivery of the confirmation of sale of the Note to a purchaser or such purchaser's agent (as permitted by applicable law). Each Agent is also authorized to distribute to other offerees and purchasers, and to deliver, or cause to be delivered, to the Luxembourg Stock Exchange, copies of the Prospectus, as amended or supplemented at the time of delivery thereof and copies of the Company's latest Annual Report on Form

                                                                   EXHIBIT B
                                                                   PAGE 10 of 11


                                   10-K ("Form 10-K") and all other reports filed with the Commission since the and of the fiscal year covered by such Form 10-K.

Authenticity of Signatures:        The Agents will have no obligation or
                                   liability to the Company or the Trustee
                                   in respect of the authenticity of the
                                   signature of any officer, employee or agent of the Company or the Trustee on any Note.

Payment of Selling
Commission and Expenses:           The selling commission on each sale of Notes
                                   will be calculated by the applicable Agent and the applicable Agent will deduct, for its own account, the selling commission from the proceeds of each such sale of Notes. Each
                                   Agent will forward, from time to time at its discretion, an itemized statement setting forth the aggregate amount of out-of-pocket expenses incurred by it in connection with the offering and sale of the Notes, which are reimbursable to it pursuant to the terms of the Distribution Agreement. The Company will promptly remit payment to such Agent.

Advertising:                       The Company will determine with each Agent
                                   the form, substance and amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Company or reimbursed to the Agents by the Company; provided however that the expenses of any "Tombstone" advertisement shall be paid by the Agents.

Notice of Issuance to
Luxembourg Stock Exchange:         The Listing Agent will provide such
                                   information to the Luxembourg Stock Exchange and will inform the Company and the Selling
                                   Agent by telex of the effectiveness of the listing of such Notes by the close of business on the related Settlement Date.

                                   To the extent required by the Luxembourg
                                   Stock Exchange, each Agent will provide the Listing Agent with secondary market information regarding Notes and the Listing Agent will provide such information to the Luxembourg Stock Exchange.

                                   The Listing Agent will, or a regular basis, provide the Luxembourg Stock Exchange with such information regarding Notes issued and outstanding as such Exchange may require.

Business Day:                      Any day which is not a Saturday or Sunday and
                                   which is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law to close in the City of New
                                   York, London, or Brussels, Belgium, or, with respect to Notes denominated in a Specified
                                   Currency other then U.S. dollars, the capital city of the country of the Specified
                                   Currency.

                                                                      APPENDIX 1
                                                                     PAGE 1 OF 2

                         Form of Certificate to be Given
                     by the Euroclear Operator or CEDEL S.A.


                                   CERTIFICATE

                            Lucent Technologies Inc.
                       Euro-Medium Term Notes, Series ____
                  Represented by Temporary Global Note No. ___

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Appendix 2 to Exhibit B of the International Distribution Agreement relating to the Notes,* as of the date hereof, [U.S. $ _________] principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"); (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that the United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or it possessions. Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certifications from our Member organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i)(C).

         We further certify (i) that we are not making available herewith for exchange (or, if relevant collection of any interest) any portion of the Temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certifi-

                                                                     APPENDIX 1
                                                                     PAGE 2 OF 2

cation is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                  Yours faithfully,

                                  [MORGAN GUARANTY TRUST
                                  COMPANY OF NEW YORK
                                  (Brussels Office), as
                                  Operator of the
                                  Euroclear System]
                                        or
                                  [CEDEL S.A.]

Dated:____________, 19__**

Insert (1) Exchange





_________________
** To be dated no earlier than ______. Insert (1) Exchange Date if certificate submitted in connection with exchange of the Temporary Global Security for interests in a Permanent Global Securities or (2) Interest Payment Date if certificate submitted in connection with the payment of interest occurring prior to the Exchange Date.

                                                                      APPENDIX 2

                    FORM OF CERTIFICATE TO BE PROVIDED TO THE
                       EUROCLEAR OPERATOR OR TO CEDEL S.A.


                                   CERTIFICATE


                            Lucent Technologies Inc.
                         Euro-Medium Term Notes, Series
                    Represented by Temporary Global Note No.

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of financial institutions and who hold the Notes through such United States financial institution(s) on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Note is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that the financial institution has not acquired the Notes for purposes of resale directly or indirectly to the United States person or to a person within a United States or its possessions. As used in this paragraph, "United States" means the United States of America (including the States and the District of Columbia), and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the [Exchange Date/interest payment date*] relating to such Notes if the above statement in not correct on such [Exchange Date/interest payment date* ] and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certificate excepts and does not relate to [U.S. $ ____] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand [exchange and delivery of definitive
Securities/payment to us of any interest accrued on such amount*] cannot be made until we do so certify.

         We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


___________________
*        Insert applicable part of bracketed language.

** Dated:___________________, 19___



By: _________________________________________________
    As, or as agent for, the beneficial owner(s)
    of the Notes to which this Certificate relates.

___________________
** To be dated no earlier than (1) the fifteenth day prior to the Exchange Date or (2) if certificate in being delivered in connection with the payment of interest in respect of an interest payment date occurring prior to the Exchange Date, the fifteenth day prior to the interest payment date.